Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Multistate Trust IV
333-16615, 811-07751

A special meeting of the shareholders of each of the funds in Nuveen Multistate Trust IV (the Trust) was held on July 28, 2003 and adjourned to September 10, 2003.

The purpose of the meeting was to

1. elect twelve (12) trustees to serve until
2. their
3. successors shall have been duly elected
4. and
5. qualified;
6. approve changes to each Funds
7. fundamental
8. investment policies.

1. Twelve trustees in total were elected by
2. the
3. shareholders, to serve until the next
4. Annual
5. Meeting and until successors shall have
6. been
7. duly elected and qualified.  The Trustees
8. elected to serve are listed below.

William E. Bennett
Robert P. Bremner
Lawrence H. Brown
Jack B. Evans
Anne E. Impellizzeri
William L. Kissick
Thomas E. Leafstrand
Peter R. Sawers
William J. Schneider
Judith M. Stockdale
Timothy R. Schwertfeger
Sheila W. Wellington

The twelve trustees noted above constitute the total number of trustees in office at November 30, 2003.

2. Approval of changes to each Funds
3. fundamental
4. investment policies:

To approve a change to a fundamental investment restriction with respect to lending:

Nuveen Kansas Municipal Bond Fund:
The number of shares voted in the affirmative:
6,820,885
and
the number of negative votes:  535,916

Nuveen Kentucky Municipal Bond Fund:
The number of shares voted in the affirmative:
21,091,412
and
the number of negative votes:  1,032,077

Nuveen Michigan Municipal Bond Fund:
The number of shares voted in the affirmative:
10,751,193
and
the number of negative votes:  885,083

Nuveen Missouri Municipal Bond Fund:
The number of shares voted in the affirmative:
10,607,964 and
the number of negative votes:  692,381

Nuveen Ohio Municipal Bond Fund:
The number of shares voted in the affirmative:
26,306,311 and
the number of negative votes:  1,706,228

Nuveen Wisconsin Municipal Bond Fund:
The number of shares voted in the affirmative:
2,111,334 and
the number of negative votes:  64,524

To approve a change to a fundamental investment restriction with respect to borrowing:

Nuveen Kansas Municipal Bond Fund:
The number of shares voted in the affirmative:
6,802,562
and
the number of negative votes:  588,410

Nuveen Kentucky Municipal Bond Fund:
The number of shares voted in the affirmative:
20,928,163
and
the number of negative votes:  1,140,407

Nuveen Michigan Municipal Bond Fund:
The number of shares voted in the affirmative:
10,765,916
and
the number of negative votes:  911,368

Nuveen Missouri Municipal Bond Fund:
The number of shares voted in the affirmative:
10,483,979 and
the number of negative votes:  833,197

Nuveen Ohio Municipal Bond Fund:
The number of shares voted in the affirmative:
26,125,918 and
the number of negative votes:  1,829,579

Nuveen Wisconsin Municipal Bond Fund:
The number of shares voted in the affirmative:
2,600,174 and
the number of negative votes:  1,011,949


In the matter of changing a fundamental
investment
restriction with respect to investing in municipal securities:

Nuveen Kansas Municipal Bond Fund:
The number of shares voted in the affirmative:
6,811,797
and
the number of negative votes:  507,699

Nuveen Kentucky Municipal Bond Fund:
The number of shares voted in the affirmative:
21,080,636
and
the number of negative votes:  1,030,323

Nuveen Michigan Municipal Bond Fund:
The number of shares voted in the affirmative:
10,857,094
and
the number of negative votes:  783,076

Nuveen Missouri Municipal Bond Fund:
The number of shares voted in the affirmative:
10,903,035 and
the number of negative votes:  1,099,357

Nuveen Ohio Municipal Bond Fund:
The number of shares voted in the affirmative:
26,156,088 and
the number of negative votes:  1,775,848

Nuveen Wisconsin Municipal Bond Fund:
The number of shares voted in the affirmative:
2,062,310 and
the number of negative votes:  175,491

Proxy materials are herein incorporated by reference to the SEC filing on June 16, 2003, under Conformed Submission Type N-14/A, accession number 0000950137-03-003373.